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                                     OFFICE LEASE

     THIS OFFICE LEASE (this "Lease") made as of this 13th day of December, 1999, by and between Benaroya Capital Company, LLC, a Washington limited liability company ("Lessor"), and Shopnow.com Inc., a Washington corporation ("Lessee").

1.     PREMISES.  Lessor does hereby lease to Lessee those certain premises, to
     wit:   approximately 105,410 rentable square feet of office space on floors
     8,9,10 and 11, as outlined on the Floor Plan attached hereto as EXHIBIT A in the Building known as Metropolitan Park North Tower located at 1220 Howell Street in Seattle, Washington (hereinafter called "Premises"). The legal description of the land (the "Land") on which the Building is located is set forth in EXHIBIT A-1. For the purpose of determination of the rentable area of the Premises and the Building, the BOMA definition American National Standard Z65.1-1996 area calculation standards for office area will apply. If the actual rentable area of the Premises is determined to be other than 105,410 square feet, the Monthly Minimum Rent payable hereunder shall be adjusted based upon the actual number of the rentable square feet contained in the Premises. The Building is hereafter sometimes referred to as the "Project". In addition, Lessee has the right, in common with other tenants in the Project and subject to the Rules and Regulations, to use of the Common Areas in the Building and on the Land. The Common Areas include, without limitation, those portions of the elevators, stairways, entrances, lobbies, pedestrian sidewalks, ramps, landscaped areas and areas for vehicular circulation that are not included within any lessee's premises. During the Term of this Lease, no changes shall be made in or to the Common Areas in such a manner as to materially affect Lessee's use of the Premises for its conduct of its business. Lessee and Lessee's employees shall have full elevator access to the Premises and stairway egress from the Premises at all times, 24 hours per day, 7 days per week. Lessor shall provide to Lessee and its employees, for no additional charge to Lessee, a multi-level proximity card reader system for Building garage entries, Building entries, and Building elevators. As part of Lessee Improvements and as a charge to the Lessee Improvement Allowance, Lessee will have the right to integrate the Building card reader system with the entry doors to the Premises. For purposes of this Lease, the term "Lessee Improvements" shall mean the improvements to the Premises to be made in accordance with the Construction Drawings pursuant to EXHIBIT D hereto.

2. TERM. This Lease shall be for a term (the "Term") of ten (10) years commencing February 1, 2001 (the "Commencement Date") and terminating January 31, 2011. Rent for any fractional calendar month shall be the prorated portion of the rent computed on a daily basis. Notwithstanding the foregoing to the contrary, the Commencement Date shall not occur until and unless all of the following conditions are satisfied: (i) with the exception of normal punch list items, Lessor's completion of all of the Lessee Improvements pursuant to EXHIBIT D hereto; (ii) the delivery to Lessee of a Certificate of Occupancy from the governmental body or bodies having jurisdiction on the Premises respecting

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     Lessee's occupancy of the Premises; (iii) the delivery to Lessee and
     Lessee's review and approval in its reasonable discretion of an inspection report on the Lessee Improvements prepared by an inspector designated by Lessee at Lessee's sole cost and expense, verifying that the Lessee Improvements were constructed in accordance with the Construction Drawings approved by Lessor and Lessee; and (iv) the delivery of exclusive possession of the Premises to Lessee.

3. MONTHLY MINIMUM RENT. Lessee covenants and agrees to pay Lessor at 1001 Fourth Avenue, Suite 4700, Seattle, WA 98154, or to such other party or at such other place as Lessor may hereafter designate, Monthly Minimum Rent in the following amounts according to the schedule below and Additional Rent, as provided in Section 9, in advance without offset or deduction, on or before the first (1st) day of each month of the Lease Term:

     Beginning February 1, 2001 and ending October 31, 2003 the Monthly Minimum Rent shall be $264,403.00 (based upon $30.10 per rentable square foot of the Premises per year).

     Beginning November 1, 2003 and ending October 31, 2006 the Monthly Minimum Rent shall be $281,972.00 (based upon $32.10 per rentable square foot of the Premises per year).

     Beginning November 1, 2006 and ending January 31, 2011 the Monthly Minimum Rent shall be $295,148.00 (based upon $33.60 per rentable square foot of the Premises per year).

4. SECURITY DEPOSIT. On or before December 1, 1999, Lessee will deposit with Lessor the amount of Five Hundred Ninety Thousand Two Hundred Ninety-Six and No/100 dollars ($590,296) in the form of cash or an irrevocable and unconditional Letter of Credit drawn on a bank acceptable to Lessor and expiring sixty (60) days following the expiration date of this Lease, as security for the full and timely performance of this Lease. Alternatively, the expiration date of the Letter of Credit may be for any shorter term so long as Lessee provides Lessor with evidence of extensions at least 60 days prior to each expiration date. Lessee may substitute cash for the Letter of Credit at any time. Said sum or Letter of Credit shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the entire Term hereof. If Lessee defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent or other sums due under this Lease, Lessor may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any sums due under this Lease or any sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's default hereunder, or to compensate Lessor for any other loss, damage, cost or expense (including attorneys' fees) which Lessor may suffer or incur by reason of Lessee's default hereunder. If any portion of


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     said security deposit is so used or applied, Lessee shall, within five
     (5) days after Lessee's receipt of Lessor's written demand therefor, deposit a certified or cashier's check with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a default under this Lease. Lessor shall not be required to keep the security deposit separate from its general funds and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof after deduction hereunder by Lessor shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interest hereunder) within thirty (30) days following expiration of the Lease Term; provided, that in the event this Lease shall be terminated upon the default of Lessee, the Letter of Credit will be converted to cash and the security deposit, to the extent necessary to compensate Lessor for such default of Lessee, shall be retained by Lessor and all of Lessee's interest therein (to the extent necessary to compensate Lessor for Lessee's default) shall terminate and the security deposit (to the extent necessary to compensate Lessor for Lessee's default) will be applied against the damages suffered by Lessor by reason of the Lessee's default, and the balance of the security deposit shall be returned to Lessee. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer said security deposit to Lessor's successor in interest. In the event Lessee's market capitalization falls below $175 million at any time during the Term of this Lease, the security deposit (in the form of either cash or letter of credit) will be increased to an amount calculated by Lessor and equal to the then unamortized (amortized over 10 years at 10% interest) amounts of the Lessee Improvement Allowance, the commission paid by Lessor pursuant to Section 35 hereof, and 8 months' Monthly Minimum Rent.

5. USE. Lessee shall use and occupy the Premises for the purpose of "Class A" building general office, telephone and computer service, and other activities associated with the conduct of the electronic commerce business and any other legally permitted uses. For purposes of this Lease, the term "Class A" buildings refers to office buildings having at least eleven stories located in the Central Business District of Seattle, Washington. Lessee shall not use the Premises for any other purposes, without prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessee shall comply with all governmental laws, ordinances, regulations, orders and directives and those reasonable fire hazard/safety-related insurance requirements applicable to Lessee's use of the Premises. Lessee shall not occupy or use or permit any portion of the Premises to be occupied or used in violation of this Lease in such a manner or for any purpose which would increase the cost of insurance coverage upon the Premises, the Building or the contents thereof. Lessor warrants that, as of the Commencement Date of this Lease, the Building in which the Premises are located will comply with all applicable building and land use codes and ordinances related to construction and use, including those requirements imposed by the Americans with Disabilities Act.


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6.     RULES AND REGULATIONS.  Lessee agrees to comply with the Rules and
     Regulations attached hereto as EXHIBIT B, as well as such other reasonable Rules and Regulations as may from time to time be adopted by Lessor for the management, good order and safety of the Common Areas, the Building and its lessee(s), copies of which shall be provided to Lessee upon adoption by Lessor. In the event of any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall prevail. Lessee shall cause its employees, agents and invitees to comply with all rules and regulations. Lessor shall equitably enforce the compliance with such Rules and Regulations by all of the lessees and occupants of the Building. Lessor's failure to enforce any of such Rules and Regulations against Lessee or any other tenants shall not be deemed to be a waiver of same.

7.     MAINTENANCE AND REPAIRS.

     A. LESSEE OBLIGATIONS. By accepting possession of the Premises, unless Lessee notifies Lessor in writing to the contrary, Lessee will be deemed to have accepted the Premises as being in good and sanitary order, condition and repair. Subject to Lessor's obligation to provide janitorial services to the Premises pursuant to the terms hereof, Lessee shall, at its expense, keep, maintain and preserve the interior of the Premises in good and sanitary condition. Lessee shall, upon the expiration or sooner termination of the Term hereof, surrender the Premises to Lessor in the same condition as when received, usual and ordinary wear and tear and casualty damages excepted. Lessee shall not alter, remodel, improve, repair, or paint the Premises or any part thereof without first complying with the provisions of Paragraph 13 below.

     B. LESSOR OBLIGATIONS. Notwithstanding Section 7A, Lessor shall maintain and repair (including replacement) the structural portions of the Building and the Premises, and the structural and non-structural portions of the Common Areas (and keep the Common Areas free of ice and snow), and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems that are standard for the Building serving the Building, the Premises and the Common Areas; the costs of the foregoing shall be Operating Expenses (subject to the limitations set forth in Section 9), unless such maintenance and repairs are necessitated by the act, neglect or omission of Lessee, its agents, employees or invitees, in which case Lessee shall pay to Lessor, as additional rent, the cost of such maintenance and repairs. Lessor shall also ensure that as of the Commencement Date the Building, the Premises and the Common Areas and all plumbing, HVAC, elevator, electrical and other systems located thereon or serving them shall be in full compliance with all applicable laws, rules, regulations and ordinances. Lessor shall also ensure such compliance at all times during the Term of this Lease if Lessor receives a valid written notice from an authorized governmental authority requiring such compliance, unless such requirement results from the act,


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          negligence or omission of Lessee, in which event Lessee will ensure such compliance. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Lessor by Lessee. Except as specifically set forth herein, there shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Lessee waives the right, if any, to make repairs at Lessor's expense under any law, statute or ordinance now or hereafter in effect; provided, however, in the event of emergency, if Lessee was unable to notify Lessor, or if Lessor fails to respond in a timely manner, Lessee may expend a sum not to exceed Two Thousand Dollars ($2,000.00) for Lessor's account in satisfaction of Lessor's obligations contained in this Section
          7B and Lessor shall reimburse Lessee the amount rightfully expended by Lessee concerning such emergency repairs within fifteen (15) days of Lessee's billing of Lessor therefor. Lessor agrees to repair and maintain the Building including the Premises and the Common Areas in a manner appropriate for a Class A building. Notwithstanding anything contained herein to the contrary, if a portion of the Premises are not usable due to Lessor's failure to make repairs in a reasonable time as provided in this Lease (except for those caused by Lessee's act or gross negligence) which materially affects Lessee's ability to conduct business, (i) beginning on the third (3rd) consecutive day, the rent payable hereunder shall abate for the period during which Lessor fails to make or to commence the making of such repairs; and (ii) if such failure continues for thirty (30) days or more, Lessee shall have the right to terminate this Lease upon 30 days prior written notice to Lessor.

8. UTILITIES AND FEES. Lessor shall furnish utilities and services as set forth in EXHIBIT C hereto. Except in the event of Lessor's negligence or intentional misconduct, Lessor's failure to furnish any of such items shall not result in any liability to Lessor, Lessee shall not be entitled to any abatement or reduction of rent by reason of such failure, and no eviction of Lessee shall result from such failure; provided, however, in the event there is a disruption of essential services to Lessee or the Premises materially disrupting Lessee's ability to conduct business and said disruption is within Lessor's control, then (i) beginning with the third
     (3rd) business day of the disruption, rent payable hereunder shall be abated until said disruption has been remedied, and (ii) if such disruption continues for thirty (30) days or more, Lessee shall have the right to terminate this Lease upon written notice to Lessor. If Lessee uses more water or electrical power than is considered reasonable or normal by Lessor, in Lessor's reasonable discretion, Lessor may at its option require Lessee to pay, as additional rent, the cost, as fairly and equitably determined by Lessor, incurred by such extraordinary usage. In addition, Lessor may install separate meter(s) for the Premises, at Lessor's


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     expense, and Lessee thereafter shall pay all charges so metered in excess of that portion of the charges originally included in Monthly
     Minimum Rent.

9. ADDITIONAL RENT AND MONTHLY OPERATING EXPENSE ADJUSTMENTS. For each calendar year during the Term of this Lease, or portion thereof, Lessee shall pay as Additional Rent any amount payable by Lessee under Paragraph 8 above together with its pro rata share of the amount by which Operating Expenses for each year exceed the Base Year Operating Expenses. Lessee's pro rata share shall be calculated based upon the number of rentable square feet included in the Premises and the number of rentable square feet of space applicable to each item of expense included in the Building. Lessor shall estimate, from time to time, Lessee's pro rata share of such excess Operating Expenses. Whenever the estimated amount of the Operating Expenses payable by Lessee increases more than five percent (5%) per year on a non-cumulative basis, Lessor shall consult with Lessee in good faith and implement those measures reasonably requested by Lessee to reduce the amount of the Operating Expenses. This estimated amount shall be divided into equal monthly installments, one payable with each installment of the Monthly Minimum Rent. As soon as practical following each calendar year (not later than 90 days after the end of each calendar year), Lessor shall prepare an accounting of actual Operating Expenses incurred during the prior calendar year and such accounting shall reflect Lessee's pro rata share. If the Additional Rent paid by Lessee under this Section 9 during the preceding calendar year was less than the actual amount of Lessee's pro rata share of Operating Expenses, Lessor shall notify Lessee and Lessee shall pay such amount to Lessor within fifteen (15) days of receipt of such notice. If Lessee's payments were greater than the actual amount due, then such overpayment shall be credited by Lessor to Rent next due. The Base Year for this Lease shall be Calendar Year 2001 (or the fiscal year commencing in 2001 with respect to the real estate taxes and assessments). For the purposes of this Paragraph 9, "Operating Expenses" shall include, but not be limited to:

          Real estate taxes and assessments levied upon or with respect to the Land, the Building or Lessor's interest in the same (excluding any inheritance taxes, gift taxes, transfer/excise taxes, franchise taxes, net income taxes, profit taxes, capital levies, late payment charges and penalties, and special assessments levied against property other than real estate; and, if Lessor is permitted to do so, the taxes and assessments shall be paid by Lessor in installments over the longest possible period, and only those installments becoming due and payable during the applicable calendar year shall be included in the Operating Expenses), and any assessments levied by the Owners' Association, if any, all costs of management, operation and maintenance of the Premises, the Building and the Land, including without limitation the following: wages and salaries of employees; janitorial, cleaning, maintenance, and other services; electricity, water, waste disposal and other utilities; heating, ventilating and air conditioning; materials and supplies; painting, repairs and other maintenance; insurance; management fees ; expenses incurred


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          to operate an on site management office; and association
          dues directly attributable to the management of the property. Notwithstanding the foregoing to the contrary, Operating Expenses shall not include any of the following items:

          (a) Costs of decorating, redecorating, or special cleaning or other services within another tenant's space or the Premises, not provided on a regular basis to tenants of the Building;

          (b) Wages, salaries, fees and benefits paid to executive personnel or officers or partners of Lessor not located at the Metropolitan Park Properties;

          (c) Any charge for depreciation of the Building or equipment and any interest or other financing charge;

          (d) Any charge for Lessor's income taxes, excess profit taxes, franchise taxes or similar taxes on Lessor's business;

          (e) All costs relating to activities for the solicitation and execution of leases of space in the Building; relocation of existing tenants;

          (f)  All costs and expenses of operating the garage;

          (g) All costs for which Lessee or any other lessee in the Building is being separately charged other than pursuant to the Operating Expenses clauses;

          (h) The cost of any electric current separately furnished to other tenants for non-standard equipment;

          (i) The cost of correcting defects in the construction of the Building or in the Building equipment, except conditions (not occasioned by construction defects) resulting from ordinary wear and tear, will not be deemed defects for the purpose of this category;

          (j) The cost of any repair made by Lessor because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

          (k) Any increase in insurance premium to the extent that such increase is specifically and exclusively caused or attributable to the use, occupancy or act of another tenant;

          (l) The cost of any items for which Lessor is reimbursed by insurance or otherwise compensated by parties other than lessees of the Building pursuant to clauses similar to this Section;


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          (m)  The cost of any additions or capital improvements to the Building subsequent to the date of original construction except as provided in section 9(s) below;

          (n) The cost of any repairs, alterations, additions, changes, replacements, and other items which, under generally accepted accounting principles, are properly classified as capital expenditures to the extent they upgrade or improve the Building, as opposed to replace existing items which have worn out except as provided in section 9(s) below;

          (o) Any operating expense representing an amount paid to a related corporation, entity or person which is in excess of the amount which would be paid in the absence of such relationship;

          (p) The cost of tools and equipment used initially in the construction of the Building;

          (q) The cost of alterations of space in the Building leased to other tenants or performing work expressly provided in this Lease to be borne at Lessor's expense;

          (r) The cost of overtime or other expense to Lessor in curing its defaults;

          (s) The cost of capital improvements or expenditures shall be included in Operating Expenses in an amount as amortized over the useful life of the improvement or item;

          (t)  Ground rent or similar payments to a ground lessor; and

          (u) Salaries paid to employees above the Building Manager level, commission to brokers, advertising and promotion costs.

     Even after this Lease has expired or been terminated, when final determination is made of Lessee's pro rata share of Operating Expenses for the year in which this Lease expires or terminates, Lessee shall immediately pay any shortfall due. Conversely, any overpayment made shall be rebated by Lessor to Lessee, unless Lessee at that time is indebted to Lessor.

     The determination of actual costs and estimated costs of Operating Expenses allocable to the Premises shall be made by Lessor, subject to Lessee's audit. Lessor or its agent shall keep records showing all expenditures made for the Operating Expenses items enumerated above for two (2) years from the end of the applicable calendar year, which records shall be available for inspection and review by Lessee. Lessee shall have the right, itself or through an accountant designated by Lessee, at reasonable times and upon no less than thirty (30) days prior written notice to Lessor to review or audit Lessor's records relating to


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     the actual costs and estimated costs of Operating Expenses allocable to the Premises for a particular calendar year, which review or audit must be conducted within two (2) years after Lessee's receipt of the statement of actual costs allocable to the Premises for that particular calendar year. If such review or audit is not conducted within such period, then the matters set forth in the statement of actual costs of Operating Expenses allocable to the Premises for that particular calendar year shall be deemed conclusive. Lessee shall pay the costs and expenses of such review or audit unless such review or audit reveals that Lessor has overstated the Operating Expenses for the calendar year in question by an amount equal to 5% or more, in which event Lessor shall pay up to $2,500 in payment of the actual costs paid or incurred by Lessee in the performance of such review or audit.

10. LESSOR'S RESERVATIONS. Lessee shall have the right at Lessee's expense to install security systems within the Premises to protect its administrative and technical areas, to which access shall be limited to Lessee's authorized employees. Lessor reserves the right without liability to Lessee (except in the event of Lessor's gross negligence or intentional misconduct) after not less than 24 hours' prior notice to Lessee, in a manner not to materially interfere with Lessee's conduct of its business at the Premises: (a) to inspect the Premises, and to show them to prospective lessees, partners or lenders; (b) to retain at all times and to use in appropriate instances keys to doors within and into the Premises; (c) to make repairs, alterations, additions or improvements, whether structural or otherwise, in or about the Building, and for such purposes to enter upon the Premises and during the continuance of any work, to close the Common Areas and to interrupt or temporarily suspend Building services and facilities, all without affecting any of Lessee's obligations hereunder, so long as the Premises are reasonably accessible and usable for Lessee's conduct of its business; and (d) generally to perform any act relating to the safety, protection and preservation of the Premises or the Building. Notwithstanding the above, Lessor agrees that (except in the case of emergencies) Lessor and its representatives shall have no right to enter the secured technical and/or administrative areas within the Premises unless accompanied by a representative of Lessee; and Lessee agrees to indemnify and hold Lessor harmless from any cost, liability or expense resulting from this restriction, including any increase to insurance premiums, and, unless Lessee provides its representative to accompany Lessor or waives such requirement, Lessee waives any requirement for Lessor to maintain or repair any portion of the Premises from which Lessor is excluded pursuant to this sentence.

11. POSSESSION. If Lessor does not deliver possession of the Premises or the Commencement Date does not otherwise occur as provided in Section 2 above on February 1, 2001, unless such delay is caused by Lessee or said delay was beyond Lessor's control, Lessee may give Lessor written notice of its intention to terminate this Lease if possession is not delivered and the Commencement Date as provided in Section 2 above does not otherwise occur on or before June 1, 2001. Lessor shall not be liable for any damages caused by failure to deliver


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     possession of the Premises and Lessee shall not be liable for any Rent until the Commencement Date on which exclusive possession of the Premises is delivered to Lessee. A delay of the Commencement Date shall not extend the termination date. Notwithstanding the above, (i) in the event the delay was caused by Lessee, then the payment of Rent shall commence on the date on which the Commencement Date would have occurred but for the delay caused by Lessee and Lessee shall not have any right to terminate this Lease as a result of such delay; and (ii) if this Lease is not terminated by Lessee, if the delay was caused by Lessor, and if Lessee pays or incurs any rent, cost, expenses or other amount as a result of holding-over under the then existing lease or entering into a new lease, necessitated by the delay in the Commencement Date beyond February 1, 2001, which is in excess of the Rent which would have been payable hereunder during the applicable period, Lessor shall pay or reimburse such excess amount to Lessee on the Commencement Date.

     Lessor shall offer access to the Premises for a period at least sixty (60) days prior to the Commencement Date of the Term of this Lease, and if Lessee accepts such early access for the purpose of installing Lessee's fixtures and personal property and performing improvements on the Premises, then both parties shall be bound by all of the covenants and terms contained herein during such period except for the payment of Monthly Minimum Rent, however, such access shall not cause the Commencement Date to occur, and Lessee shall not be deemed to have accepted the Premises because of such access. Additionally, Lessee and Lessee's contractor(s) shall not undertake any actions that would jeopardize labor harmony on the jobsite and/or interfere with Lessor's work at the Project and in the Premises. Lessee will immediately stop work and leave the Premises' job site upon notice from Lessor that a labor dispute has resulted from Lessee or Lessee's contractor's actions on the job site. Lessee shall instruct Lessee's contractor(s) to cooperate with Lessor's contractor(s) to minimize interference with, and facilitate the completion of, Lessor's work in the Premises and Lessor and Lessor's contractor(s) agree to cooperate with Lessee and Lessee's contractor(s) to minimize interference with Lessee's work in the Premises. If applicable, Lessee shall coordinate with Lessor's contractor for the use of temporary electrical power in the Premises until permanent power has been provided.

12. ASSIGNMENT AND SUBLETTING. Lessee shall not either voluntarily or by operation of law assign, transfer, convey or encumber this Lease or any interest under it, or sublet its right to occupy or use all or any portion of the Premises without Lessor's prior written consent, which consent will not be unreasonably withheld or delayed. Provided the assignee or sublessee has an equal or greater market capitalization as or than Lessee as of the date of this Lease (I.E., $777,000,000), then Lessee may assign this Lease or sublease any or all portions of the Premises to an entity affiliated with Lessee without Lessor's consent, and, for purposes of this Lease, an entity shall be deemed affiliated with Lessee if it is a division of Lessee, or a corporation or other entity controlling, controlled by or under common control with (directly or indirectly) Lessee, including without limitation, any parent corporation controlling Lessee or any subsidiary that any parent or Lessee controls. Lessee and Lessor shall equally share all profits that may arise out of an assignment or sublease. Among the criteria to be used by Lessor in evaluating a request for assignment or subletting will be (i) the proposed use of the Premises; (ii) the anticipated impact, if any, on parking; (iii) the financial capacity of the assignee/sublessee to perform the obligations under this Lease; (iv) the compatibility of the proposed use with the remainder of the tenants and operation of the Building. Lessor reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by written notice given to Lessee within twenty (20) days after receipt of Lessee's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the proposed date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after Lessor's receipt of Lessee's request hereunder. In the event that Lessor shall not elect to recapture, and consents to the proposed sublease or assignment, Lessee shall pay Lessor a reasonable fee, not to exceed One Thousand And No/100 Dollars ($1,000.00) to reimburse Lessor for processing costs incurred in connection with reviewing Lessee's request for sublease or assignment. Lessor's consent shall not release or discharge Lessee from future liability under this Lease and shall not waive Lessor's right to consent to any future assignment or sublease. Except as permitted herein, any assignment or subletting without Lessor's consent shall be void and shall, at Lessor's option, constitute a default under this Lease. For purposes of this Lease, the transfer of the ownership in Lessee or the merger or consolidation of Lessee with other entities shall not constitute assignment of this Lease.

     Lessee shall not assign its interest in or under this Lease for security purposes, nor shall Lessee grant any security interest, lien or encumbrance against its interest in this Lease or in or to any property affixed to the Premises without the prior written consent of the Lessor, which consent shall not be unreasonably delayed, withheld or conditioned. In no event shall Lessee grant, or allow to exist, any security interest in, or lien or encumbrance against, the fee title to the Premises, the Building in which the Premises are located or the real property on which the Building is located.

13. ALTERATIONS. After obtaining the prior written consent of Lessor, Lessee may make alterations, additions and improvements in the Premises (so long as such alterations, additions or improvements are not structural in nature and not visible from the exterior of the Premises) at its sole cost and expense. Lessee agrees to save Lessor harmless from any damage, loss, or expense arising therefrom and to comply with all laws, ordinances, rules and regulations. Upon termination of this Lease, all of the then-existing alterations, additions and improvements made in, to or on the Premises by Lessee or by Lessor as part of the initial improvements (including without limitation all electrical, lighting, plumbing, heating, air conditioning, and communications equipment and systems, doors, windows, partitions, drapery, carpeting, shelving, counters, and other physically attached fixtures unless excluded by written agreement between Lessor and

     Lessee) shall remain upon and be surrendered as a part of the Premises; provided however, Lessee shall remove those additions, alterations, or improvements (other than the Building standard improvements) as may be specified by Lessor, and repair and restore the Premises to its original condition at Lessee's sole cost and expense prior to expiration of the Term. Lessee may request, and Lessor shall comply with such request within ten (10) days after Lessor's receipt of such request, at the time it obtains Lessor's approval to make alterations, that Lessor identify in writing any specific item that Lessor requires to be removed at the termination of this Lease. Notwithstanding the foregoing to the contrary, Lessee shall have no obligation to remove any of the Lessee Improvements made pursuant to EXHIBIT D hereto, unless specifically identified by Lessor in EXHIBIT D hereto. Any structural and other changes, alterations or additions in or to the Building, the Premises or the Common Areas which may be necessary or required by reason of any law, rule, regulation or order promulgated by competent governmental authority shall be made promptly by Lessor after receipt of valid written notice from such authorized governmental authority requiring such change, alteration or addition.

14. LIENS. Lessee shall keep the Premises free from any liens arising out of any work performed, materials furnished, equipment supplied, or obligations incurred by or on behalf of Lessee. No work performed, material furnished, equipment supplied or obligations incurred by or on behalf of Lessee shall be deemed to be for the immediate use and benefit of Lessor so that no mechanic's lien or other lien shall be allowed against Lessor's estate in the Premises. Lessee shall provide, at Lessee's own cost, waivers of lien signed by any party who performs work, furnishes materials, or supplies equipment to the Premises. Lessor will require, at Lessee's sole cost and expense, a lien release and completion bond for work in excess of $50,000 in an amount equal to either the actual contract price or one and one-half times the estimated cost of any improvements, additions or alterations in the Premises which Lessee desires to make, to insure Lessor against any liability for lien and to insure completion of the work.

15. SIGNS. All signs or symbols placed by Lessee in the windows and doors of the Premises, or upon any exterior part of the Building, shall be subject to Lessor's reasonable prior written approval and to all applicable codes and ordinances. Prior to termination of this Lease, Lessee will remove all signs placed by it upon the Premises and/or the Building, and will repair any damages caused by such removal.

     Lessor shall, at no cost to Lessee, place Lessee's name on the main Building directory for all tenants of the Building and on any multi-tenant floor occupied by Lessee. Lessor shall provide a common monument sign outside the main entrance to the Building (Howell Street) upon which Lessor shall place Lessee's name and logo along with the names and logos of other tenant(s) of the Building. Provided Lessee occupies more than 50% of the Building and subject to applicable codes and ordinances and Lessor's approval: (1) Lessee shall receive its preferred office signage location for the installation of its signage on the Building; and (2) Lessor agrees that no other tenant of the Building shall have more prominent signage on or around the Building than Lessee. Lessee's signage placed on the Building shall be at Lessee's expense.

16.    INSURANCE.

     A. Lessee shall pay for and maintain, during the entire Lease Term, the following policies of insurance:

               (i) Commercial general liability insurance, including products, completed operations coverage and auto liability insurance covering Lessee's operations and the Premises with limits of not less than $2,000,000 per occurrence. Such policies shall be endorsed to provide contractual liability insurance covering all liability assumed by Lessee under the provisions of this Lease and a copy of said endorsement will be delivered to Lessor prior to the Commencement Date.

               (ii) Special cause of loss "all risk" perils and sprinkler leakage property insurance upon Lessee's property in the amount of one hundred percent (100%) full replacement cost.

     B. Each policy provided by Lessee and Lessor shall expressly provide that it shall not be subject to cancellation or material change without at least thirty (30) days prior written notice to the other party.
          Lessee and Lessor shall furnish the other party, prior to the Commencement Date, with insurance certificates naming the other party as additional insured.

     C. Lessor shall maintain property insurance during the entire Lease Term in the amount of one hundred percent (100%) full replacement value of the Building, the Premises (including the Lessee Improvements provided by Lessor under EXHIBIT D (Work Letter) and other improvements thereto), the Common Areas and all improvements thereto. Lessor's coverage may include the perils of Special cause of loss (all risk) and earthquake. Lessor shall also maintain commercial general liability insurance, including auto liability insurance, covering Lessor's operations and the Building, the Common Areas and the Premises with limits of not less than $2,000,000 per occurrence. Such policies shall be endorsed to provide contractual liability insurance covering all liability assumed by Lessor under the provisions of this Lease and a copy of said endorsement will be delivered to Lessee prior to the Commencement Date.

17.  INDEMNITY AGAINST LIABILITY FOR LOSS OR DAMAGE

     A. Lessee assumes all liability for and shall indemnify, hold harmless and defend Lessor from and against all loss, damage or expense which Lessor may sustain or incur, and against any and all claims, demands, suits and actions whatsoever, including expense of investigation and litigation, on account of injury to or death of persons, including without limitation employees of Lessor, employees of Lessee or its affiliated companies or on account of damage to or destruction of property, including without limitation property owned by and property in the care, custody or control of Lessor during the Term, due to or arising in any manner from:

               (i) The acts or negligence of Lessee or any contractor, subcontractor, or agent of Lessee or their respective employees;

               (ii) The use or operation of the Premises and/or materials or substances used by Lessee or any of its contractors, subcontractors or agents of Lessee or by their respective employees;

               (iii) Any damage or injury to persons or property arising out of
                     Lessee's breach of this Lease, including, but not limited to, obligations of Lessee under Section 7, Maintenance.

     B. Except in the event of Lessor's negligence or intentional misconduct, Lessor shall have no liability to Lessee as a result of loss or damage to Lessee's property or for death or bodily injury caused by the acts or omissions of other tenants in the Building or by third parties (including criminal acts).

     C. Lessee shall not be obligated to indemnify Lessor for the portion of any claim or liability caused by or arising from the act, omission, intentional misconduct or gross negligence of Lessor or any of its contractors, subcontractors, or agents of Lessor or by their respective employees.

     D. Lessor assumes all liability for and shall indemnify, hold harmless and defend Lessee from and against all loss, damage or expense which Lessee may sustain or incur, and against any and all claims, demands, suits and actions whatsoever, including expense of investigation and litigation, on account of injury to or death of persons, including without limitation, employees of Lessee, employees of Lessor or its affiliated companies or on account of damage to or destruction of property, including without limitations, property owned by and property in the care, custody or control of Lessee during the Term, due to or arising in any manner from:

               (i) The acts or negligence of Lessor or any contractor, subcontractor, or agent of Lessor or their respective employees;

               (ii) The condition of the Premises, the Building or the Common Areas and/or materials or substances present thereat or used therein by Lessor or any of its contractors, subcontractors or agents of Lessor or by their respective employees;

               (iii) Any damage or injury to persons or property arising out of
                     Lessor's breach of this Lease, including, but not limited to, obligations of Lessor under Section 7, Maintenance.

     E. Lessor shall not be obligated to indemnify Lessee for the portion of any claim or liability caused by or arising from the act, omission, intentional misconduct or gross negligence of Lessee or any of its contractors, subcontractors, or agents of Lessee or by their respective employees.

     F. It is mutually understood and agreed that the assumption of liabilities and indemnification provided for in this Section 17 shall survive any termination of this Lease.

18. DAMAGE OR DESTRUCTION. If any of the Premises, the Common Areas or a substantial part of the Building in which the Premises are located, shall be damaged or destroyed by fire or other insured casualty, and repair of the damage can not be completed within one hundred eighty (180) days, following receipt by Lessor of actual notice of such damage or destruction Lessor shall have the option either (a) to repair or rebuild as soon as reasonably possible, utilizing the insurance proceeds to effect such repair, or (b) not to repair or rebuild, and to cancel this Lease on thirty
     (30) days notice. If Lessor fails to give Lessee written notice of its election within thirty (30) days from the date of damage, or if the restoration of the Premises cannot be or are not actually completed within one hundred eighty (180) days from date of damage, Lessee may terminate this Lease at its option on three (3) days' written notice to Lessor. During the period of untenantability, rent shall abate in the same ratio as the portion of the Premises rendered untenantable bears to the whole of the Premises; provided that if the damage is due to the fault or neglect of Lessee, there shall be no abatement of rent.

     If the Premises, the Common Areas or the Building in which the Premises are located shall be damaged or destroyed by fire or other insured casualty, and repair of the damage can be completed within one hundred eighty (180) days, Lessor shall repair or rebuild, as soon as reasonably possible utilizing the insurance proceeds to effect such repair. All repairs to the Premises to be made by Lessor under this Section shall include the repair and restoration of all of the Lessee Improvements described in EXHIBIT D and any and all other improvements and fixtures made to the Premises by Lessor, based on the same plans and design (updated as necessary to comply with the then-current building codes and other applicable laws) as existed immediately before such damage or destruction occurred. Materials used in repair or rebuilding shall be as nearly like original materials as may then be reasonably procured in regular channels of supply. All such work shall be performed by Lessor at its sole cost and expense.

     If a substantial portion (in excess of $500,000) of the Premises or the Building in which the Premises are located shall be damaged or destroyed by an uninsured casualty, Lessor shall have the option either (a) to repair or rebuild as soon as reasonably possible, or (b) not to repair or rebuild, and to cancel this Lease on thirty (30) days notice. In the event of cancellation by Lessor as a result of an uninsured casualty, Lessee shall have the right, but not an obligation, within five (5) days following Lessor's notice of cancellation, to override such cancellation by agreeing to repair the damage at Lessee's sole cost and expense. In such event, Lessee shall repair or rebuild within a reasonable time following the damage or destruction.

19. EMINENT DOMAIN. If the whole of the Premises shall be taken by any public authority under the power of eminent domain, or purchased by the condemnor in lieu thereof, then the Term of this Lease shall cease as of the date title or possession is taken by such public authority. If only part of the Premises shall be so taken, this Lease shall terminate only as to the portion taken, and shall continue in full force and effect as to the remainder of the Premises, and after the effective date of the taking the Monthly Minimum Rent and any additional rent as provided in this Lease payable by Lessee to Lessor hereunder shall be reduced proportionately; provided, however, if the remainder of the Premises cannot be made tenantable for the purposes for which Lessee has been using the Premises or if more than twenty-five percent (25%) of the rentable square footage of the Premises shall be so taken, or the Common Areas necessary for Lessee's conduct of its business at the Premises is so taken, then either party, by written notice to the other, given at least thirty (30) days prior to the date that possession must be surrendered to the public authority may terminate this Lease effective as of such surrender of possession. Unless this Lease is terminated by virtue of a taking pursuant to this Section, Lessor shall as soon after the taking as may be reasonably possible, at its sole expense, make all repairs and alterations to the Premises and the Common Areas necessitated by such taking. In such event, Lessee shall continue to utilize the Premises for the operation of its business to the extent that it may be practicable to do so in Lessee's business judgment. If Lessee continues doing business at the Premises prior to the completion of repair and restoration work by Lessor, the rent payable hereunder by Lessee shall be equitably abated based on the proportion that the unusable part of the Premises bears to the whole thereof. In the event Lessee does not continue doing business at the Premises prior to the completion of repair or restoration work by Lessor, all rent and any and all other charges payable hereunder by Lessee shall abate from the time of the actual taking, sale or any disturbance of Lessee's possession of the Premises, until completion of such repair and restoration work by Lessor, and the expiration of such further reasonable time as shall be necessary to enable Lessee to resume doing business at the Premises. Lessee may terminate this Lease by giving Lessor thirty (30) days' prior written notice in the event Lessor does not or is unable to complete its repair and/or restoration of the Premises and the Common Areas within one hundred eighty (180) days after the taking for any reason whatsoever. In the event of any taking, whether whole or partial, Lessor shall be entitled to all awards, settlements, or compensation which may be given for the Land and Building. Lessee shall have no claim against Lessor for the value of any unexpired Term of this Lease. Lessee shall have the right to seek an independent and separate award from the condemning authority so long as such award does not diminish the amount of the award payable to Lessor for the loss of goodwill, business interruption, cost of removal and decrease in value, as a result of such taking of Lessee's trade fixtures, equipment and stock-in-trade located at the Premises and the value of the leasehold of which it is deprived for the remainder of the Term of this Lease.

20. INSOLVENCY. If Lessee shall be finally declared insolvent or bankrupt, or if Lessee's leasehold interest herein shall be levied upon or seized under writ of any court of law, or if a trustee, receiver or assignee be appointed for the property of Lessee, whether under operation of State or Federal statutes, then Lessor may, at its option, immediately, without notice (notice being expressly waived), terminate this Lease and take possession of the Premises.

21. DEFAULT AND RE-ENTRY. If Lessee fails to keep or perform any of the covenants and agreements herein contained, then the same shall constitute a breach hereof, and if Lessee has not remedied such breach within three (3) days after written notice thereof from Lessor if the breach is non-payment of rent or other charges, or within twenty (20) days after written notice thereof from Lessor in the event of the breach of any other covenant, except that if the breach cannot reasonably be cured within such twenty
     (20) day period, then if Lessee fails to commence to cure within such twenty (20) day period and thereafter diligently prosecute such cure to completion, then Lessor may, at its option, without further notice or demand:

     A. Cure such breach for the account and at the expense of Lessee (including entry upon the Premises to make repairs on behalf of Lessee where Lessee has failed to make such repairs as required under this Lease) and such expense shall be deemed additional rent due on the first of the following month; or

     B. Re-enter the Premises, remove all persons therefrom, take possession of the Premises and remove all personal property therein at Lessee's risk and expense and (1) terminate this Lease, or (2) without terminating this Lease or in any way affecting the rights and remedies of Lessor or the obligations of Lessee, re-let the whole or any part of the Premises as agent for Lessee, upon such terms and conditions as Lessor may deem advisable. In either event, any moneys received from Lessee and any deposit or other amounts held by Lessor may first be applied by Lessor to any damages suffered by Lessor as a result of such default, including without limitation, costs and expenses incurred on re-entry and re-letting, any unamortized (amortized over 10 years at 10% interest) Lessee Improvement Allowance and commissions paid by Lessor pursuant to Section 35 hereof, cleaning, necessary repairs, restoration and alteration, and any commissions incurred on re-letting, and the balance of such amounts may be applied toward payment of other sums due to Lessor hereunder. In the event the Premises are re-let for Lessee's account, Lessee shall pay to Lessor monthly any deficiency; however, Lessor shall not be required to pay any excess to Lessee. Upon termination of this Lease or of Lessee's right to possession due to Lessee's default hereunder pursuant to this Section 21, Lessor has the right to recover from Lessee: (1) the worth of the unpaid rent that had been earned at the time of such termination; (2) the worth of the amount of the unpaid rent that would have been earned hereunder after the date of such termination; and (3) any other amount, including court, attorney and collection costs, necessary to compensate Lessor. The "worth," as used in clause (1), is to be calculated allowing interest at 18% per year (or, if applicable, at such lower rate as may represent the highest legal limit allowed in the State of Washington). The "worth," as used for clause (2), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination. The above remedies of Lessor are cumulative and in addition to any other remedies now or hereafter allowed by law or elsewhere provided for in this Lease. Notwithstanding anything contained herein to the contrary, Lessee's failure to actually occupy or use any or all part of the Premises shall not be a default of this Lease so long as Lessee pays the rent required hereunder and performs its other obligations hereunder.

          Should Lessor default in the performance of any covenant or agreement herein, and such default continue for thirty (30) days after receipt by Lessor of written notice thereof from Lessee, or if the default of Lessor is of a type which is not reasonably possible to cure within thirty (30) days, if Lessor has not commenced to cure said default within said thirty (30) day period and does not thereafter diligently prosecute the curing of said default to completion, Lessee may
          (i) terminate this Lease upon written notice to Lessor; or (ii) pursue any other available legal or equitable remedy.

22. REMOVAL OF PROPERTY. Any property of Lessee removed by Lessor in accordance with Section 21 above shall be stored, sold or disposed of by Lessor, without any additional notice to Lessee, at the sole risk and expense of Lessee, and without any further responsibility of Lessor, in accordance with all applicable laws and regulations. Any proceeds therefrom may be applied by Lessor upon any indebtedness due from Lessee to Lessor and the balance, if any, shall be remitted to Lessee. Lessee waives all claims for damages that may be caused by Lessor re-entering the Premises and removing or disposing of said property as herein provided except for those resulting from Lessor's negligence or intentional misconduct.

23. COSTS AND ATTORNEYS' FEES. In the event either party shall commence legal action to enforce any provision of this Lease, the court shall award to the prevailing party all reasonable attorneys' fees and all costs incurred in connection therewith, including fees and costs on appeal and any bankruptcy proceedings. Any action relating to this Lease shall be brought in King County, Washington.

24. SUBROGATION WAIVER. Lessor and Lessee each herewith and hereby release and relieve the other and waive its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or any other perils described in the "all risk" insurance and the events covered under the property insurance coverages required under this Lease, whether due to the negligence of either party, their agents, employees or otherwise. Each party shall obtain from its respective insurer under each insurance policy that it maintains a waiver of all rights of subrogation which the insurer may have against the other party for claims that are released under this Section 24. Notwithstanding the foregoing to the contrary, the foregoing provisions contained in this
     Section 24 shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of the parties hereto. If Lessee enters into a similar agreement with a subtenant of it as permitted under Section 12 above, which agreement extends to Lessor, the agreement of Lessor contained in this Section shall also extend to such subtenant.

25. HOLDING OVER. If Lessee, with the express consent of Lessor, shall hold over after the expiration of the Term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month, and (b) the Monthly Minimum Rent to be paid by Lessee shall be 125% of the Monthly Minimum Rent in effect immediately preceding such expiration. If Lessee holds possession of the Premises after the expiration of the Lease Term without the express written consent of Lessor, Lessee shall remain bound by all the covenants and agreements herein, except that (a) the tenancy shall be from month-to-month, and (b) the Monthly Minimum Rent to be paid by Lessee shall be the greater of 200% of the Monthly Minimum Rent in effect immediately preceding such expiration or the total loss to Lessor as a result of Lessee's holdover if, effective during the term of such holdover, Lessor has leased all or part of the Premises to other lessee(s). Any such tenancy may be terminated with twenty (20) days prior notice as provided by Washington State law.

     In the event of any unauthorized holding over, Lessee shall also indemnify and hold Lessor harmless from and against all liability, losses, claims, causes of action, damages, costs and expenses (including without limitation attorney fees) resulting from Lessee's failure to surrender the Premises, including without limitation claims made by succeeding lessees resulting from Lessee's failure to surrender the Premises.

     Lessee's rights and obligations under this Section 25 shall survive the expiration or termination of this Lease.

26.    SUBORDINATION AND ATTORNMENT; MORTGAGE PROTECTION.

     A. SUBORDINATION-NOTICE TO MORTGAGEE. Prior to the Commencement Date, Lessor shall procure for the benefit of Lessee and deliver to Lessee non-disturbance agreements in forms and substance reasonably acceptable to Lessee from all of the then-existing holders of mortgages, deeds of trust and/or other security documents on or encumbering the Building, the Land, the Premises, or on Lessor's interest hereunder. At the request of Lessor, Lessee shall promptly execute, acknowledge and deliver, all instruments in forms and substance reasonably acceptable to Lessee, which may be required to subordinate this Lease to any existing or future mortgages, deeds of trust and/or other security documents on or encumbering the Premises or on the leasehold interest held by Lessor, and to any extensions, renewals, or replacements thereof, provided that the mortgagee or beneficiary, as the case may be, shall agree to recognize this Lease and perform all of Lessor's obligations under this Lease in the event of foreclosure if Lessee is not in material default hereunder at such time.

     B. LESSEE'S CERTIFICATE. Lessee shall at any time and from time to time within five (5) business days after written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing
          (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any; and (b) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor or Lessee hereunder, or specifying such defaults if any are claimed; and
          (c) setting forth the date of commencement of rents and expiration of the Lease Term hereof; and, (d) such other information as Lessor shall reasonably require. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building of which the Premises are a part.

     C. MORTGAGEE PROTECTION CLAUSE. Lessee agrees to notify any mortgagee and/or trust deed holders, by registered or certified mail, with a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the names and addresses of such mortgagees and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default, then the mortgagees and/or trust deed holders have thirty (30) days within which to cure such default. In addition, if Lessor's default does not interfere with or adversely affect Lessee's conduct of its business at the Premises, and if such default cannot be cured within such thirty (30) day period, the mortgagees and/or trust deed holders shall have such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated so long as such remedies are being so diligently pursued.

27. SURRENDER OF POSSESSION. Lessee shall, at or prior to the termination of this Lease or of Lessee's right to possession, remove from the Premises all personal property, all of which Lessee is entitled to remove, and those alterations, additions, improvements or signs which may be required by Lessor to be removed, pursuant to Sections 13 and 15 above, and shall repair or pay for all damage to the Premises caused by such removal. All personal property of Lessee remaining at the Premises after the termination or expiration of the Term of this Lease shall be disposed of pursuant to
     Section 22 above. Lessee shall upon termination of this Lease or of Lessee's right of possession, deliver all keys to Lessor and peacefully quit and surrender the Premises without notice, neat and clean, and in as good condition as when Lessee took possession, except for reasonable wear and tear and except for damage by casualty or condemnation.

28. LATE PAYMENT AND INTEREST. If any amount due from Lessee is not received in the office of Lessor on or before the third (3rd) day following the date upon which such amount is due and payable and following the date of Lessee's receipt of Lessor's written notice relating thereto, a late charge of five percent (5%) of said amount shall become immediately due and payable, which late charge Lessor and Lessee agree represents a fair and reasonable estimate of the processing and accounting costs that Lessor will incur by reason of such late payment. All past due amounts owing to Lessor under this Lease, including rent, shall be assessed interest at an annual percentage rate of eighteen percent (18%) from the date due until paid.

29. NOTICE. Any notice, communication or remittance required or permitted by this Lease by either party to the other shall be deemed given, served or delivered, in writing, delivered personally or by courier or by telephonic facsimile transmission with automatic confirmation, addressed to Lessor at the address specified for the payment of rent under Section 3 of this Lease or to Lessee at the Premises or to such other address as either party may designate to the other in writing from time to time.

30. NO WAIVER OF COVENANTS. Time is of the essence of this Lease. Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar or other breach.

31. ENTIRE AGREEMENT. It is expressly understood and agreed by Lessor and Lessee that there are no promises, agreements, conditions, understandings, inducements, warranties, or representations, oral or written, express or implied, between them, other than as herein set forth and that this Lease shall not be modified in any manner except by an instrument in writing executed by the parties.

32. BINDING ON HEIRS, SUCCESSORS AND ASSIGNS. The covenants and agreements of this Lease shall be binding upon the heirs, executors, administrators, successors and assigns of both parties hereto, except as hereinabove provided.

33. LESSOR'S ASSIGNMENT. It is fully understood that Lessor shall have the full right to assign this Lease, without any notice to Lessee; provided, however, Lessor shall not be relieved from all and any liabilities under this Lease unless and until Lessee receives Lessor's written notice of such assignment and the assignee assumes all of Lessor's responsibilities as set forth in this Lease.

34. ENVIRONMENTAL. See Rider One attached and incorporated into this Lease by this reference.

35.    BROKERS; AGENCY DISCLOSURE; BROKERAGE RELATIONSHIPS.

     A. PAYMENT OF BROKERS. Lessor shall pay all of the fees and commissions, if any, due those real estate brokers or agents named below (collectively, the "Broker"), per the terms of a separate agreement between Lessor and the Broker (the "Brokerage Agreement"), in connection with this Lease including without limitation Lessee's exercise (if any) of its option to expand the Premises and/or (if applicable under the terms of the Brokerage Agreement), Lessee's exercise of its option to extend the Term of this Lease. Such fees and commissions to the Broker shall be paid one-half upon lease execution and one-half upon occupancy, or as otherwise provided in the Brokerage Agreement. If Lessee or Lessor (the "Indemnifying Party") has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, the Indemnifying Party shall be solely responsible for the payment of any fee due said person or firm and the Indemnifying Party shall hold the other party hereto free and harmless against any liability in respect thereto, including attorneys' fees and costs.

     B. AGENCY DISCLOSURE. At the signing of this Lease, Tim O'Keefe and Matt Christian, of Colliers International, represented Lessee. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to it in this transaction. (As required by WAC 308-124D-040).

36. FORCE MAJEURE. Except for monetary obligations which are specifically excluded from this Paragraph 36, neither party shall have any liability to the other on account of the following acts of "force majeure," which shall include (a) the inability to fulfill, or delay in fulfilling, any of such party's obligations under this Lease by reason of strike, lockout, other labor trouble, dispute or disturbance;

     (b) governmental regulation, moratorium, action, inaction, preemption or priorities or other control, including delays in receipt of permits;
     (c) shortages of fuel, supplies or labor; (d) any failure or defect in the supply, quantity, or character of electricity or water furnishing the Building with electricity or water; or (e) for any other reason, whether similar or dissimilar to the above, or for act of God, beyond such party's reasonable control. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by any of the events of force majeure described herein.

37. LIMITATION OF LIABILITY. The recourse of Lessee to recover any claim against Lessor arising under this Lease shall be limited to Lessor's interest in the Building and the Land and to the rents, issues and profits from the Building and the Land. Lessee waives any and all recourse for any such liability against Lessor's members, partners, shareholders, trustees or beneficiaries, or any property or assets of Lessor other than the Building and the Land.

38. EXHIBITS: The following exhibits or riders are made a part of this Lease and are incorporated herein by reference:


                                  Rider One - Environmental

                          Exhibit   A  -   Floor Plan of Premises


                          Exhibit   A-1 -  Legal Description


                          Exhibit   B  -   Rules and Regulations


                          Exhibit   C  -   Standards for Utilities and
                                           Services


                          Exhibit   D  -   Work Letter Agreement



                          Exhibit   D-1 -  Construction Drawings
                                           and Description of Lessee
                                           Improvements


                          Exhibit
                                    E  -   Additional Riders to Lease

                          Exhibit   F  -   Standards for Cleaning

LESSOR:                            LESSEE:

BENAROYA CAPITAL COMPANY, LLC      SHOPNOW.COM INC.



By: ____________________________   By: _____________________________
     Larry R. Benaroya                  Printed Name: ______________
Its: Manager                       Its:_____________________________


Date:___________________________   Date:____________________________

STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF KING           )


     I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Benaroya Capital Company, LLC, a Washington limited liability company, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.


     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


(Seal or stamp)               _________________________________________________
                              Notary Signature


                              _________________________________________________
                              Print/Type Name
                              Notary Public in and for the State of Washington, residing at _____________________________________
                              My appointment expires __________________________

STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF ______________ )


     I certify that I know or have satisfactory evidence that ________________ _________________________ is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the ________________________, of Shopnow.com Inc., a Washington corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.


     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.


(Seal or stamp)
                              _________________________________________________
                              Notary Signature


                              _________________________________________________
                              Print/Type Name
                              Notary Public in and for the State of Washington, residing at _____________________________________
                              My appointment expires __________________________

                                  RIDER ONE

                EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE


  a.   EMISSIONS.  Lessee shall not, in violation of applicable laws,
       (i) discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water, which does or may pollute or contaminate the same, or does or may adversely affect the health or safety of persons, or the use or enjoyment of the Premises; or
       (ii) transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation in, on or about the Premises.

  b. STORAGE. If, with or without violation of this Lease, Lessee possesses at the Premises any matter described in Section A above or any Hazardous Substances (as defined below), Lessee shall store the same in appropriate leak proof containers and/or areas which comply with all laws.

  c. DISPOSAL OF WASTE. Subject to Lessor's obligation to perform janitorial services pursuant to EXHIBIT C and EXHIBIT F to this Lease, Lessee shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Lessee shall keep all such containers in a clean and sanitary condition. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage system for the disposal of anything except sanitary sewage, nor in excess of capacity. Lessee shall not cause any obstruction in the sewage disposal system.

  d. COMPLIANCE OF LAW. Notwithstanding any other provision in the Lease to the contrary, Lessee shall comply with all Laws in complying with its obligations under this Lease, and in particular, Laws relating to the storage, use and disposal of Hazardous Substances (as defined below).

  e. INDEMNIFICATION FOR BREACH. Lessee shall defend, indemnify and hold Lessor, the Project and the holder of a trust deed or mortgage on the Project harmless from any loss, claim, liability or expense, including, without limitation, attorneys fees and costs, at trial and/or on appeal and review, arising out of or in connection with its failure to observe or comply with the provisions of this Rider. This indemnity shall survive the expiration or earlier termination of the Term of the Lease or the termination of Lessee's right of possession and be fully enforceable thereafter.

  f. INDEMNIFICATION REGARDING HAZARDOUS SUBSTANCES. In addition to the indemnity obligations contained elsewhere herein, Lessee shall indemnify, defend and hold harmless Lessor, the Premises, the Project, and the holder of a trust deed or mortgage on the Project, from and against all claims, losses, damages, monitoring costs, response costs, liabilities, and other costs expenses caused by, arising out of, or in connection with, the generation, release, handling, storage, discharge, transportation, deposit or disposal in, on, under or about the Premises by Lessee or any of Lessee's agents of the following (collectively referred to as "Hazardous Substances"): hazardous materials, hazardous substances, toxic wastes, toxic substances, pollutants, petroleum products, underground tanks, oils, pollution, asbestos, PCB's, radioactive materials, or contaminants, as those terms are commonly used or as defined by federal, state, and/or local law or regulation related to protection of health or the environment as any of same may be amended from time to time, and/or by any rules and regulations promulgated thereunder. Such damages, costs, liability and expenses shall include such as are claimed by any regulating and/or administering agency, any ground lessor or master lessor of the Project, the holder of any Mortgage or Deed of Trust on the Project, and/or any successor of Lessor named herein. This indemnity (and Lessor's indemnity specified in (h) below) shall include (i) claims of third parties, including governmental agencies, for damages, fines, penalties, response costs, monitoring costs, injunctive or other relief; (ii) the costs, expenses or losses resulting from any injunctive relief, including preliminary or temporary injunctive relief; (iii) the expenses, including fees of attorneys and experts, of report the existence of Hazardous Substances to an agency of the State of which the Premises is located or of the United States as required by applicable laws and regulations; and (iv) any and all expenses or obligations, including attorney's fees, incurred at, before and after any administrational proceeding, trial, appeal and review. This indemnity (and Lessor's indemnity specified in (h) below) shall survive the expiration or earlier termination of the Term of the Lease or the termination of Lessee's right of possession and shall remain fully enforceable thereafter.

  g. INFORMATION. Lessee shall give prior written notice to Lessor of any use, whether incidental or otherwise, of Hazardous Substances on the Premises which might be in violation of applicable laws, and shall immediately deliver to Lessor a copy of any notice of any violation of any Law with respect to such use. Lessee shall also provide to Lessor, upon request, copies of all filings and reports to governmental entities. In the event of any accident, spill or other incident involving Hazardous Substances, Lessee shall immediately report the same to Lessor and supply Lessor with all information and reports with respect to the same. All information described herein shall be provided to Lessor regardless of any claim by Lessee that it is confidential or privileged.

  h. LESSOR'S OBLIGATIONS. Lessor warrants and represents to Lessee that as of the date of this Lease, and as of the Commencement Date, (i) the Premises and the Project do not contain any Hazardous Substances

       (except standard building materials present in compliance with environmental laws and disclosed to Lessee), nor are there any Hazardous Substances on, in or below the ground surface of the Land including without limitation the Premises and the Project, (ii) the Premises, the Project, the Common Areas and any other portion of the Land have not been used to store, generate, handle, treat or dispose of any Hazardous Substances, (iii) Lessor has not received any Environmental Notices relating to any part of the Land, and (iv) the Premises, the Project and the Common Areas do not contain any
       (a) electrical transformers or other equipment containing polychlorinated biphenyl in excess of 50 parts per million,
       (b) asbestos in any form, (c) urea formaldehyde foam insulation or
       (d) underground storage tanks. As used herein, "Environmental Notice" means any complaint, order, or other notice with regard to Hazardous Substances issued by any governmental entity or any other third party with respect to the Land, the Project or the Premises. Lessor shall immediately provide Lessee with telephone notice, followed by written notice, of any Environmental Notices received by Lessor. Lessor shall indemnify, hold harmless and defend Lessee, its trustees, officers, employees, agents contractors and invitees from and against any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorney's fees) arising out of or in any way related to Lessor's breach of the foregoing representations or warranties or Lessor's keeping or release of, existence of or claim of existence of, or claim of injury or damage resulting from Hazardous Substances in, on or under the Premises, the Project, the Land and the Common Areas during the Term of this Lease. The foregoing obligations of Lessor shall survive the expiration or termination of this Lease.

                                  EXHIBIT A

                            FLOOR PLAN OF PREMISES

                                 EXHIBIT A-1


                              LEGAL DESCRIPTION



PARCEL A:

THE NORTHEASTERLY 60.5 FEET OF LOT 12 AND THE SOUTHEASTERLY HALF OF THE NORTHEASTERLY 60.5 FEET OF LOT 11, BLOCK 55, PLAT OF SECOND ADDITION TO THE TOWN OF SEATTLE, AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH A. BELL'S SECOND ADDITION TO THE CITY OF SEATTLE), ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE(S) 121, IN KING COUNTY, WASHINGTON.

PARCEL B:

LOTS 11 AND 12, BLOCK 55, SECOND ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH
A. BELL'S SECOND ADDITION TO THE CITY OF SEATTLE), ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE(S) 121, IN KING COUNTY, WASHINGTON;

EXCEPT THE NORTHWESTERLY HALF OF SAID LOT 11 AS CONVEYED TO GEORGE JENSEN BY DEED RECORDED FEBRUARY 23, 1893 UNDER RECORDING NUMBER 110574; AND EXCEPT THE NORTHEASTERLY 60.50 FEET OF THE REMAINDER AS CONVEYED TO E.J. FAIRCHILD BY DEED RECORDED APRIL 18, 1946 UNDER RECORDING NUMBER 3560459; AND

LOTS 7, 8, 9, 10 AND THE NORTHWESTERLY HALF OF LOT 11 AS CONVEYED TO GEORGE JENSEN BY DEED RECORDED FEBRUARY 23, 1893 UNDER RECORDING NUMBER 110574; ALL IN BLOCK 55, SECOND ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY THE HEIRS OF SARAH A. BELL (DECEASED), (COMMONLY KNOWN AS HEIRS OF SARAH A. BELL'S SECOND ADDITION TO THE CITY OF SEATTLE), ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 1 OF PLATS, PAGE(S) 121, IN KING COUNTY, WASHINGTON;

EXCEPT THE NORTHWESTERLY 7 FEET OF SAID LOT 7 CONDEMNED FOR STEWART STREET BY THE CITY OF SEATTLE ON JULY 29, 1908 UNDER KING COUNTY SUPERIOR COURT CAUSE NUMBER 58229 AS PROVIDED FOR IN CITY OF SEATTLE ORDINANCE NUMBER 14881.

                                  EXHIBIT B

                            RULES AND REGULATIONS


1. Any directory provided by Lessor for the Building will be for the display of the name and location of tenants, and Lessor reserves the right to exclude any other names.

2. Lessee shall not place any new locks or re-key any existing locks on any doors of the Premises, or change any plumbing or wiring without the prior written consent of Lessor. All keys shall be obtained from Lessor and Lessee shall not, from any other source, duplicate keys. Lessee, upon termination of the tenancy, shall deliver to Lessor all keys which have been furnished, or shall pay Lessor the cost of changing the lock(s) opened by any lost key(s) if Lessor reasonably deems it necessary to make such change. Lessor, its employees and agents may retain a passkey to the Premises.

3. The Common Area sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Lessee or used for any purpose, including storage or placement of trash, other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Lessor, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of Lessee's business, unless such persons are engaged in illegal activities, intoxicated or violate any of these Rules and Regulations. Lessee, Lessee's employees or invitees shall not go upon the roof of the Building except to install, maintain, operate and replace Lessee's rooftop equipment, provided Lessee must be accompanied by Lessor's representative (if available) whenever accessing the roof.

4. Lessee shall not make or permit any use of the Premises which may emit noise, odor or vibrations from the Premises which are objectionable to Lessor or other occupants of the Building. Lessee shall not use or permit any part of the Premises to be used for lodging or sleeping.

5. The toilet rooms, urinals, washbowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Lessee who, or whose employees or invitees, shall have caused it.

6. Lessee shall not use or keep in the Premises or the Building, any kerosene, gasoline or flammable or combustible fluid or materials in violation of applicable laws or without Lessor's reasonable consent, or use any method of heating or air conditioning other than supplied or authorized by Lessor.

7. Lessee shall not do or permit to be done within the Premises anything which would unreasonably annoy or disturb or interfere with the rights of other tenants of the Building. Lessee shall not solicit or canvass any occupant of the Building.

8. Lessee shall not commit or permit to be committed any waste, damage or injury to the Premises or other premises within the Building, or the Common Areas within and adjoining the Building. Such waste, damage or injury shall be repaired at Lessee's own expense.

9. Lessee shall not waste electricity or water and agrees to cooperate fully with Lessor to assure the most effective and economical use of utility services provided to the Building by Lessor.

10. Lessee shall keep Lessor advised of the current telephone numbers of Lessee's employees who may be contacted in emergency, i.e., fire, break-in, vandalism, etc. If Lessor shall reasonably deem it necessary to respond to such emergency in Lessee's behalf, Lessee shall pay all reasonable costs incurred for services ordered by Lessor to secure or otherwise protect the Premises and the contents thereof, including a reasonable premium charge for any time spent by Lessor's employees in responding to such emergency, if applicable.

11. Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness by Lessee, Lessee shall make good all injuries sustained by Lessor, other tenants, or occupants of the Building.

12. Lessee shall not place upon or install on, or beside, the windows, walls or exterior doors of the Premises or any part of the Premises visible from the exterior of the Premises any object including without limitation signs, symbols, canopies, awnings, window coverings or other advertising or decorative material, without obtaining the reasonable prior written consent of Lessor.

13. Lessee shall not overload the floor of the Premises or mark, drive nails, screw, or drill into the partitions, woodwork or plaster, or in any way deface the Premises or any part thereof without obtaining the reasonable prior consent of Lessor. Lessee shall not bore holes, cut or string wires, or lay floor tile, carpet or other floor covering in or around the Premises in any manner, except as approved in writing by Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Lessee by whom, or by whose contractors, employees, or invitees, the damage shall have been caused.

14. No vending machine(s) of any description (except for those for the exclusive use and benefit of Lessee's employees and invitees) shall be installed, maintained or operated upon the Premises without the written consent of Lessor.

15. Lessee agrees that it shall comply with all fire, life safety, security and other regulatory policies and procedures that may be issued from time to time by Lessor.

16. Without the written consent of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee, except as Lessee's address.

17. No furniture, freight, or equipment of any kind shall be brought into the Building without the reasonable consent of Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall reasonably designate. Lessor shall have the right to prescribe the size and position of all safes and other heavy equipment brought into the Building. Flooring under safes or other heavy objects must be reinforced or a means of proper weight distribution provided, at Lessee's expense, if, in the reasonable opinion of Lessor, such precautions are necessary. Any damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee. There shall not be used in any space, or in the public halls of the Building, either by Lessee or others, any pallet jacks or hand trucks, except those equipped with rubber tires and side guards.

18. Lessee shall not employ or permit access to any person(s) for the purpose of cleaning the Premises unless otherwise agreed to by Lessor. Lessee shall not cause any unnecessary deterioration of the Premises by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in no way be responsible to Lessee for any loss of property on the Premises, however occurring, or for any damage done to the effects of Lessee, by the janitor or any person other than the janitors, employees, contractors and agents of Lessor.

19. If the Premises are equipped with heating facilities separate from those in the remainder of the Building, Lessee shall keep the Premises at a temperature sufficient to prevent freezing of water in pipes and fixtures.

20. Lessor reserves the right, by written notice to Lessee, to rescind, substitute, alter or waive any rule or regulation at any time prescribed for the Building when, in Lessor's reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

21. Lessee may not bring any animals into the Building or the Premises except for those that are utilized for service to the handicapped.

                                  EXHIBIT C

                     STANDARDS FOR UTILITIES AND SERVICES


The following Standards for Utilities and Services are in effect. Lessor reserves the right to adopt nondiscriminatory modifications and additions hereto.

1. Monday through Friday, except holidays, from 7 a.m. to 6 p.m. and on Saturday's from 7:00 a.m. to 3:00 p.m. (and other times upon the request of Lessee made on a floor-by-floor basis for the sum of $20.00 per hour per floor and adjusted from time to time to reflect increases in utility costs), ventilate the Premises and furnish air conditioning or heating, and on such other days and hours, when in the reasonable judgment of Lessor it may be required for the comfortable occupancy of the Premises. Lessee agrees to cooperate fully at all times with Lessor, and to abide by all reasonable regulations and requirements which Lessor may prescribe for the proper function and protection of said HVAC system. Lessee agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Lessee further agrees that neither Lessee nor its employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the HVAC system shall be charged to Lessee if the need for maintenance work results from either Lessee's adjustment of room thermostats or Lessee's failure to comply with its obligations under this section.

2. Electric power as required by the Building standard office lighting, HVAC, and typical office business machines in an amount not less than 8 watts per rentable square foot. Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extend beyond normal business hours, to reimburse Lessor monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Lessor's cost, such excess costs will be established by an estimate agreed upon by Lessor and Lessee, and if the parties fail to agree, as established by an independent licensed engineer. Lessee agrees not to use any apparatus or device in, or upon, or about the Premises which may in any way increase the amount of such services usually furnished or supplied to the Premises, and Lessee further agrees not to connect any apparatus or devise with wires, conduits or pipes, or the other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services, without the prior written consent of Lessor. Should Lessee use the same to excess, the refusal on the part of Lessee to pay upon demand of Lessor the amount reasonably established by Lessor and Lessee for such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Lessor to the rights therein granted for such breach.

     At all times Lessee's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation and Lessee shall not install or use or permit the installation or use of any unusually high weight or high electrical consumption computer or electronic data processing equipment in the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld, or delayed.

3. Provide janitor service to the Premises in accordance with EXHIBIT F to the Lease, provided the same are used exclusively as offices, and are kept reasonably in order by Lessee, and if to be kept clean by Lessee, no one other than persons reasonably approved by Lessor shall be permitted to enter the Premises for such purposes. If the Premises are not used exclusively as offices, the non-office portions of the Premises shall be kept clean and in order by Lessee, at Lessee's expense, and to the reasonable satisfaction of Lessor, and by persons reasonably approved by Lessor. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises as offices. At no additional cost to Lessee, Lessor shall cause the Premises to be thoroughly cleaned prior to and immediately after Lessee's initial move into the Premises, and Lessor shall not charge any additional amount to Lessee in connection with Lessee's actual move into the Premises.

     Subject to Lessee's right to rent abatement and Lease termination set forth in this Lease, Lessor reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the reasonable judgment of Lessor desirable or necessary to be made, until said repairs, alterations or improvements, shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service. Subject to Lessee's right to rent abatement and Lease termination set forth in this Lease, it is expressly understood and agreed that any covenants, express or implied, for Lessor to furnish any service for the benefit of Lessee shall not be deemed breached if Lessor is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Lessor's reasonable control.

4. Lessee shall not use or install in the Premises any heat generating equipment (other than computers and computer-related equipment), except as specifically authorized herein, or installed pursuant to the Work Letter Agreement, without Lessor's reasonable prior written consent. The inclusion of this restriction is to ensure that the HVAC system is adequate to service the Building and the various uses of tenants that occupy the Building.

                                     EXHIBIT D

                               WORK LETTER AGREEMENT

1. Lessor shall provide Lessee with a Lessee Improvement Allowance of $32.50 per square foot of rentable area included in the Premises (which amount includes cost of construction, permitting and design fees, Washington State Sales Tax and Lessor's 3% construction management/supervision fee) towards the construction of the Lessee Improvements to the Premises (the "Lessee Improvement Allowance"). Lessor shall provide any and all Building standard materials (subject to the limits set in the Lessee Improvement Allowance including any applicable management/supervision fee) at Lessor's direct out-of-pocket costs containing no additional mark-up by Lessor. Lessor shall not charge any fee for the use of the elevator or dock in connection with the construction of the Lessee Improvements to the Lessee Improvements Allowance or to Lessee. If the contract price to complete the Lessee Improvements exceeds the Lessee Improvement Allowance (a "shortfall") or if Lessee shall request any change in the Construction Drawings and if such change results in a shortfall, Lessor shall promptly notify Lessee in writing of the amount of such shortfall, and Lessee shall, prior to the commencement of the Lessee Improvements, either (i) provide its approval of the shortfall and deliver a check made payable to Lessor in the amount of the authorized shortfall, or (ii) for any amount up to $5 per square foot of rentable area included in the Premises, Lessee may choose to accept an increase in the Minimum Monthly Rent by adding an amount sufficient to amortize the authorized shortfall starting as of the Commencement Date in equal monthly installments over the 10-year Lease Term at 10% interest per annum, or (iii) cause the Construction Drawings to be redesigned (subject to all the terms of this EXHIBIT D) to reduce the cost of the Lessee Improvements to an amount within the limits of the Lessee Improvement Allowance. Upon the Commencement Date, Lessor will provide Lessee with the detailed calculation of the actual cost of the Lessee Improvements with evidence of payment thereof reasonably satisfactory to Lessee, and any unused portion of the shortfall payment previously made by Lessee shall be refunded to Lessee. Any unused portion of the $32.50 per square foot Lessee Improvement Allowance may be used for additional improvements to the Premises or the payment of the Monthly Minimum Rent payable hereunder for a period of up to one (1) year following the Commencement Date.

2. Lessor shall complete the Lessee Improvements to the Premises as described in EXHIBIT D-1 in a good and workmanlike manner with new first-class materials by a contractor approved by Lessee and Lessor in writing, subject to Lessee's right to supervision and management. Prior to March 15, 2000, Lessee shall cause its architect and interior designer to prepare space plans (the "Space Plans") for the Premises and submit them to Lessor for Lessor's review and reasonable approval. Prior to May 15, 2000, Lessee shall cause its architect and interior designer to prepare permit drawings (the "Permit Drawings") based upon the

     Space Plans approved by Lessor, and submit them to Lessor for Lessor's review and reasonable approval. On or before June 30, 2000, Lessee shall cause its architect and interior designer to prepare final electrical, mechanical and other plans, specifications and construction drawings for the Premises (the "Construction Drawings") based upon the Space Plans and Permit Drawings approved by Lessor, and submit them to Lessor for Lessor's review and reasonable approval. The Construction Drawings approved and initialed by Lessor and Lessee shall be attached hereto as EXHIBIT D-1 and made a part hereof. The fees of Lessee's architect(s) and interior designer(s) in connection with the preparation of the Space Plans, Permit Drawings and Construction Drawings shall be paid or reimbursed to Lessee by Lessor up to $0.50 per rentable square foot of the Premises upon written demand therefor by Lessee to Lessor. As soon as such Space Plans, Permit Drawings and Construction Drawings are completed, Lessee shall deliver the same to Lessor for approval. Lessor shall promptly review and approve the Space Plans, Permit Drawings and Construction Drawings within two (2) days after the date of receipt thereof and shall initial two (2) copies of the Site Plans, Permit Drawings and Construction Drawings as indication of its approval thereof. Lessor's approval of the Construction Drawings shall constitute mutual authorization to complete the Lessee Improvements in accordance with such Construction Drawings. If Lessee desires to make any change in the Construction Drawings after Lessor's approval thereof, Lessee shall promptly notify Lessor in writing of the change and Lessor shall have two (2) days to approve or reject the requested change. The Lessee Improvements shall include, as part of the Lessee Improvement Allowance, the installation of access at the street level from two (2) separate and diverse points to bring fiber optic cable into the Building, and two (2) four-inch (4") conduits total to the Building (1 from each point). Lessee shall have the right, at any time and from time to time during the Term of this Lease (including, without limitation, extension terms) to expand capacity as needed for its business conducted at the Premises. Lessee shall also have the right to install cable and conduits through the Building's risers in order to run the cable and conduit from the street, the Building's ground floor and the roof of the Premises and the Building. Lessee may have up to two (2) four-inch (4") conduits in each riser.

3. Lessee is solely responsible for the suitability of the design and function of the Lessee Improvements for Lessee's needs and business. Lessee shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (collectively, "Personal Property") to be used in the Premises by Lessee, and the cost of such Personal Property shall be paid by Lessee. Lessee shall conform to Lessor's wiring standard reasonably acceptable to Lessee and all applicable codes when installing any telephone and computer equipment and shall be subject to any and all rules of the site during construction of the Lessee Improvements. Lessee shall have the right to install in the Premises, at its sole option and expense, a generator and a UPS system.

     Notwithstanding anything contained in this Lease which may be construed to the contrary, Lessor warrants to Lessee that, on and after the Commencement Date, all necessary equipment, software and appliances, including but not limited to, elevators, heating, ventilating and air conditioning systems, card key access systems, door locks, energy management systems, sprinkler systems, fire detection and life safety systems and other Building systems will be fully functional and perform their normal operations.

4.   If the completion of the Lessee Improvements in the Premises is delayed
     (i) at the request of Lessee, (ii) by Lessee's failure to comply with the foregoing provisions, (iii) by changes in the work requested (whether or not Lessee authorizes Lessor to proceed therewith) or ordered by Lessee or by extra work ordered by Lessee, or (iv) because Lessee chooses to have additional work performed by Lessor (each, a "Lease Delay"), then Lessee shall be responsible for all costs and expenses occasioned by such delays. including, without limitation, any costs and expenses attributable to increases in labor or materials, and there shall be no delay in the commencement of Lessee's obligation to pay rent if the completion of the Lessee Improvements is delayed as a result of the foregoing.

5. Lessee may, with Lessor's written consent, which consent shall not be unreasonably withheld or delayed, enter the Premises at least sixty (60) days prior to the Commencement Date solely for the purpose of installing Lessee's Personal Property, fixtures and equipment and making improvements to the Premises as long as such entry does not interfere with the orderly construction and completion of the Premises. Lessee shall notify Lessor of its desired time(s) of entry and shall submit for Lessor's reasonable approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Lessee hereby indemnifies and agrees to protect, defend and hold Lessor, any mortgagee, ground lessor or beneficiary of a mortgage, ground lease or deed of trust related to the Premises or the Building harmless from and against any and all suits, claims, actions, losses, costs or expenses (including claims for worker's compensation) for any nature whatsoever, together with reasonable attorney fees for counsel of Lessor's choice, arising out of or in connection with the installation of Lessee's Personal Property or equipment (including, but not limited to, claims for breach of warranty, personal injury or property damage).

                                     EXHIBIT E

                                  RIDERS TO LEASE

1. OPTION TO RENEW: Lessee may extend the Term of this Lease for two additional terms of five (5) years each, provided Lessee satisfies the conditions below. If so extended, this Lease shall continue as though the extended term(s) were part of the original term except the Minimum Monthly Rent pursuant to Section 3, which shall be increased at the beginning of the extension term to the then current market rent (the "Market Rent"). Lessee's right to extend this Lease as above stated is subject to the following conditions:

          (a) Lessee shall provide Lessor at least twelve (12) months prior written notice of its exercise of this option.

          (b) Lessee shall not have been in default beyond any applicable cure period more than once during the twelve (12) months period immediately preceding Lessee's issuance of the extension option exercise notice.

     If Lessee exercises its option to renew the Term of this Lease, prior to the commencement of the first extension term, if so requested by Lessee in writing, for no additional cost to Lessee, Lessor shall replace the carpet for the entire Premises and repaint all of the interior walls of the Premises, and Lessee shall have the right to designate the color and quality of the new carpet and paint for the Premises.

     The Monthly Minimum Rent for each extension term shall be the Market Rent as of the first day of the applicable extension term. The Market Rent shall be the monthly rent paid under comparable leases for comparable space (newly carpeted and painted, if repainting and recarpeting are performed by Lessor pursuant to Lessee's request under the preceding paragraph) by tenants in buildings of comparable quality in an area in Seattle, Washington, bounded on the west by Elliott Bay, on the east by Interstate 5, on the north by Roy, and on the south by Yesler. The Market Rent shall be determined as follows:

     (a) Within ten (10) days after Lessor's receipt of Lessee's extension option exercise notice, Lessor shall provide written notice to Lessee setting forth the Market Rent as determined by Lessor (the "Landlord Market Rent"). If Lessee does not object in writing delivered to Lessor within five (5) days after its receipt of Lessor's notice setting forth the Landlord Market Rent, such Landlord Market Rent shall be the Monthly Minimum Rent for the applicable extension term.

     (b) If Lessee timely objects to the Landlord Market Rent within the 5-day period, the parties shall have ten (10) days after Lessee's objection notice in which to agree on the Market Rent.

     (c) If the parties are unable to agree on the Market Rent within that period, then within ten (10) days after the expiration of that period, Lessee shall deliver a written notice to Lessor setting forth the Market Rent as determined by Lessee (the "Tenant Market Rent"), and each party shall select an independent appraiser and the two appraisers so selected shall jointly appoint a third appraiser (the "Determining Appraiser"). The Determining Appraiser shall make an independent determination of whether the Landlord Market Rent or the Tenant Market Rent represents the correct Market Rent for the renewal term as of the commencement date thereof, without reduction for concessions and including any market escalations then in effect. The Determining Appraiser will be instructed that it must choose either the Landlord Market Rent or the Tenant Market Rent. Such determination of Market Rent shall be made within thirty (30) days of selection of the Determining Appraiser

          Each party shall be bound by this determination. All appraisal costs will be paid by the party whose suggested Market Rent was not selected as the Market Rent by the Determining Appraiser. The Market Rent determination established pursuant to this Section will be binding upon the parties and the Lease shall be extended for the additional term unless the parties mutually agree to nullify the Lease Term extension and allow the Lease to terminate on its originally scheduled termination date.

2. OPTION TO CANCEL: Lessee shall have a one-time right to terminate all or a portion of the Premises (the location of any remaining partial floor area of which shall be subject to Lessor's reasonable approval, if Lessee wishes to terminate this Lease with respect to less than all of any floor leased by Lessee hereunder) at the end of the fifth year of the Term of this Lease with twelve (12) months prior written notice. Upon Lessee's issuance of such termination notice, Lessee shall pay to Lessor an amount equal to the sum of (i) the unamortized Lessee Improvement Allowance and commission (amortized over ten (10) years at 10% per annum interest); (ii) the Minimum Monthly Rent for year 6 of the Term of this Lease; and (iii) the difference between the average annual Minimum Monthly Rent payable under this Lease during the entire ten (10) year Lease Term multiplied by five (5), and the total Minimum Monthly Rent actually paid hereunder during the initial five years of the Lease Term, attributable to the area of the Premises with respect to which Lessee wishes to terminate this Lease on a per-square-foot
     basis.   In the event Lessee terminates this Lease with respect to a portion of the Premises, the remaining Premises may include no more than one "partial floor" as a result of such cancellation, and the Monthly Minimum Rent, Additional Rent and all other amounts payable hereunder shall be reduced based upon the ratio which the rentable square feet included in the remaining Premises bears to the rentable square feet included in the Premises prior to the reduction. Additionally, the partial floor that is retained by Lessee shall be demised by Lessee in a configuration reasonably specified by Lessor so that in Lessor's reasonable judgement, it will most likely have the greatest success in the reletting of the remainder of the floor to a third party.

3. RIGHT OF FIRST OFFER: Provided Lessee has not been in default of any term or condition of this Lease beyond any applicable cure period more than once during the immediately preceding twelve- (12-) month period, and subject to the rights of other tenants of the Building existing as of the date of this Lease, if any space within the Building in which the Premises is located is or becomes available for lease or if Lessor becomes aware that any such space is to become available, Lessor will provide Lessee with notice of such availability (the "First Offer Notice"). The First Offer Notice will contain the following information:

          1.   The description of the specific space within the Building.

          2.   The date on which the space will become available.

          3.   The rental rate which Lessor is willing to accept for such space.

     For ten (10) days following Lessee's receipt of the First Offer Notice, Lessee will have the exclusive right to lease the space identified in the notice for the same non-monetary terms and conditions of this Lease except for the terms specified in the First Offer Notice. If Lessee either waives its right or fails to notify Lessor within the ten-day period that Lessee shall lease such additional space, then Lessor may lease such space to any third party on terms acceptable to Lessor, and this Right of First Offer shall terminate and be of no further force or effect with respect to that particular First Offer Notice. Lessee's failure to exercise the Right of First Offer in any instance shall not be a waiver to exercise its right in a future instance. If Lessee exercises its right to lease the identified space, this Lease shall be amended to include such additional space in the Premises and to set forth such other amendments hereto mutually acceptable to Lessee and Lessor. This Right of First Offer expires on January 31, 2010 unless Lessee has exercised its Option to Renew as provided in paragraph 1 of this EXHIBIT E.

4. PARKING: Throughout the Term of this Lease, Lessor shall provide Lessee with parking stalls in the parking area within the Building based on a minimum ratio of 1 parking stall per 1000 RSF leased by Lessee in the Building. Additionally, Lessor will provide Lessee up to 80 stalls in the Building or in other areas that are close to the Building and that are owned or controlled (garage or surface lot) by Lessor, on a month-to-month if-available basis. All parking is provided at standard rates as adjusted by Lessor from time to time.

5. ROOFTOP EQUIPMENT: Throughout the Term of this Lease (including any extension thereof), Lessee shall have the non-exclusive right to install, operate and maintain Lessee's rooftop communication equipment. All equipment shall only serve Lessee and its customers and shall be subject to the reasonable review and approval of Lessor as far as size and location, and affect on roof membrane. The rent for such space shall be at market rates as reasonably determined by Lessor based on similar charges received by Lessor and other lessors for similar space. Lessor shall work with Lessee on the configuration and installation of any rooftop equipment. Access to said equipment shall be subject to Building rules and regulations. Lessee may conduct an infra-red and structural inspection of the roof of the Building prior to the Commencement Date.

6. OPTION TO EXPAND: At any time prior to February 1, 2000, Lessee shall have the Option to Expand by adding some or all of the seventh floor of the Building (which contains approximately 30,094 rentable square feet of space) to the Premises by written notice to Lessor, which shall designate the desired location of the additional Premises on the seventh floor, which shall be subject to Lessor's reasonable approval, if Lessee desires to lease less than all of the Seventh Floor. In the event Lessee exercises its Option to Expand, the Monthly Minimum Rent, Additional Rent, the Lessee Improvement Allowance, and all other terms shall be adjusted consistent with the terms of the Lease on a per rentable square foot basis. The parties will execute an amendment to this Lease reflecting the addition of the expansion space within two (2) weeks following Lessee's exercise of its Option to Expand.

7. TRADE FIXTURES: Lessee at its own expense shall provide, install and maintain all trade fixtures and equipment reasonably required (and may substitute for and alter the same) to enable it to conduct its business at the Premises. Such fixtures and equipment shall remain the property of Lessee and Lessee may remove the same or any part thereof at any time prior to the expiration or termination of this Lease. Lessee shall repair at its own expense any damage to the Premises caused by the removal of said fixtures or equipment by Lessee, ordinary wear and tear and damages from casualty and condemnation excepted. Any fixtures or equipment installed by Lessee pursuant hereto shall not be subject to and shall be free of any lien for the payment of rent by Lessee or for the performance of any other obligation of Lessee under this Lease.

8. MEMORANDUM: It is agreed that a short form Memorandum of this Lease, upon Lessee's request therefor, shall be executed and acknowledged by the parties for the purpose of recording forthwith upon or after the execution of this Lease and recorded by Lessee.

9. QUIET ENJOYMENT: Lessor covenants that Lessor is seized of the Premises and has full right to make this Lease, and that Lessee shall have quiet and peaceful possession thereof as against any adverse claim of Lessor or any other party.

                                     EXHIBIT F

                               STANDARDS FOR CLEANING

     The following cleaning and janitorial services shall be performed with respect to the Premises and the Common Areas in a manner consistent with Class A office building in downtown Seattle.

NIGHTLY SERVICES:

          (a)  Turn off all lights except those required to be left on.

          (b) Vacuum carpeted areas and entrance mats. (Traffic patterns and around desks as needed.)

          (c) Dust mop all resilient floors with treated dust mops and spot spillage.

          (d) Dust desks, chairs, window ledges, credenzas, cabinets, handrails, countertops, banisters and horizontal surfaces with treated dust rags. No feather dusters will be allowed.

          (e)  Papers and folders on desks are not to be moved or disturbed.

          (f) Spot clean all cabinetry doors and countertops in tenant kitchens as well as exteriors of refrigerators, microwaves, dish washing machines, trash compactors, etc. Clean and polish inside of all sinks.

          (g)  Empty all ashtrays, clean and sanitize as needed.

          (h) Empty waste baskets and recycle bins, insert liners as required, remove and deposit trash in appropriate containers. Empty only that which is in waste containers or otherwise clearly marked trash.

          (i)  Clean and sanitize all waste baskets.

          (j)  Return chairs and waste baskets to proper positions.

          (k)  Police all interior stairwells.

          (l)  Police all interior public corridors and planters.

          (m) Dust and remove debris from all entrances and all metal door thresholds.

          (n)  Wipe clean all smudged brightwork.

          (o)  Spot clean all wall surfaces as needed.

          (p) Spot clean all carpets, resilient and composition floors as required.

          (q)  Vacuum and clean all walk-off mats as required.

          (r)  Close all drapes and venetian blinds at exterior windows.

          (s) Check for burned out lights and report to supervisor - supervisor to advise Lessor who shall replace such lights as part of Operating Expenses.

WEEKLY SERVICES:

          (a) Perform all "low dusting" not done daily; coat racks and shelves, desks, credenzas, counters, desk accessories, cabinets, all ledges and flat surfaces within reach, furniture ledges, window sills, door louvers, wood paneling and molding.

          (b)  Dust and remove debris from of all door thresholds.

          (c) Clean and polish chrome and bright metal, entrance doors, kick and push plates, and all metal thresholds. Leave all surfaces streak-free.

          (d)  Spray wax and buff all tile floors.

          (e)  Sweep all service stairwells.

          (f)  Dust all vinyl base.

          (g)  Completely vacuum and edge all carpeted areas.

          (h) Move all plastic carpet protectors and thoroughly vacuum under and around all desks and office furniture.

          (i) Remove fingerprints, smudges, etc. from all doors, door frames, glass partitions, windows, light switches, walls, elevator doors, jambs and elevator interiors. Leave all surfaces streak-free.

          (j)  Clean, sanitize and polish all drinking fountains.

MONTHLY SERVICES:

          (a) Dust all high reach areas including tops of door frames, furniture ledges, air conditioning diffusers, return air grills, tops of partitions, picture frames, etc.

          (b)  Vacuum upholstered furniture.

          (c)  Scrub and re-wax all floors as needed.

          (d)  Clean and disinfect all phones.

          (e)  Damp wipe fire extinguisher cabinets.

          (f) Dust venetian blinds and vacuum drapes at exterior window and relites.

QUARTERLY SERVICES:

          (a)  Dust leather, plastic or naugahyde furniture.

          (b)  Dust light fixtures using damp cloth.

          (c) Vacuum carpet with pilelifter to restore pile to its original upright condition and remove all imbedded dirt and grit.

          (d) Strip all hard-surfaced floors, refinish and machine polish to uniform appearance.

SEMI-ANNUAL SERVICES:

(a)  Wash and dry all air diffusers and grills.